                          AGREEMENT AND PLAN OF MERGER

                                     BETWEEN

                         PACIFIC RIM ENTERTAINMENT, INC.
                              PR ACQUISITION CORP.
                                       AND
                             NSE TECHNOLOGIES, INC.




Dated:  May 23, 1997

ARTICLE I:  MERGER OF SUB WITH AND INTO NSE AND RELATED MATTERS..............    15
  1.1 The Merger.............................................................    15
  1.2 Conversion of Stock; Merger Consideration..............................    16
  1.3 Additional Rights; Taking of Necessary Action; Further Action..........    17
  1.4 Dissenting Shares......................................................    17
  1.5 No Further Rights or Transfers.........................................    18
ARTICLE II:  THE CLOSING.....................................................    18
  2.1 Closing Date...........................................................    18
  2.2 Closing Transactions...................................................    18
ARTICLE III:  CERTAIN CORPORATE ACTION.......................................    19
  3.1 NSE Special Shareholder Meeting........................................    19
  3.2 Acquiror Special Shareholder Meeting...................................    19
ARTICLE IV:  REPRESENTATIONS AND WARRANTIES..................................    20
  4.1 Representations and Warranties of NSE..................................    20
  4.2 Representations and Warranties of Acquiror and the Sub.................    30
ARTICLE V:  AGREEMENTS OF THE PARTIES........................................    34
  5.1 Financing Transactions.................................................    34
  5.2 Registration Statement.................................................    35
  5.3 Issuance of Securities of NSE..........................................    36
  5.4 Capitalization of Acquiror.............................................    36
  5.5 Disclosure Documents...................................................    37
  5.6 Access to Information..................................................    37
  5.7 Confidentiality; No Solicitation.......................................    37
  5.8 Interim Operations.....................................................    39
  5.9 Consents...............................................................    42
  5.10 Filings...............................................................    42
  5.11 All Reasonable Efforts................................................    42
  5.12 Public Announcements..................................................    43
  5.13 Notification of Certain Matters.......................................    43
  5.14 Expenses..............................................................    43
  5.15 Delivery of Proxy by NSE Officers and Directors.......................    43
  5.16 Reverse Stock Split...................................................    43
  5.17 Authorization of Preferred Stock by Acquiror..........................    44
ARTICLE VI:  CONDITIONS TO CONSUMMATION OF THE MERGER........................    44
  6.1 Conditions to NSE's Obligations........................................    44
  6.2 Conditions to Acquiror's and the Sub's Obligations.....................    45
ARTICLE VII:  TERMINATION....................................................    47
  7.1 Termination............................................................    47
  7.2 Notice and Effect of Termination.......................................    48
  7.3 Extension; Waiver......................................................    48
  7.4 Amendment and Modification.............................................    49
ARTICLE VIII:  MISCELLANEOUS.................................................    49
  8.1 Survival of Representations and Warranties.............................    49
  8.2 Notices................................................................    49
  8.3 Entire Agreement; Assignment...........................................    50
  8.4 Binding Effect; Benefit................................................    50
  8.5 Headings...............................................................    50
  8.6 Counterparts...........................................................    50
  8.7 Governing Law..........................................................    50
  8.8 Arbitration............................................................    50
  8.9 Severability...........................................................    51
  8.10 Certain Definitions...................................................    51

         EXHIBITS                           SCHEDULES
         --------                           ---------
2.2(B)   Shareholder Letter

5.1(a)   Loan Documents        4.1(a)       Articles of Incorporation and Bylaws of
                                            NSE and each Subsidiary

6.1(i)   Terms of Employment   4.1(e)       Financial Statements

                               4.1(f)(i)    Location of Leased Property

                               4.1(f)(ii)   Written Notice

                               4.1(h)       Litigation

                               4.1(j)(i)    Employee Benefit Plan

                               4.1(j)(ii)   Employee Benefit Plan (for which NSE has
                                            obligation to contribute)

                               4.1(j)(iv)   Material Employment Arrangements,
                                            Contracts, etc.

                               4.1(m)       Investment Banking Fees

                               4.1(n)       Personal Property

                               4.1(o)       Intellectual Property

                               4.1(p)       Government Accounts Receivable

                               4.1(q)       Material Contracts

                               4.1(r)(i)    Labor Relations; Employees

                               4.1(r)(ii)   List of Employees

                               4.1(r)(v)    Strikes, grievance proceedings,
                                            arbitrations, etc.

                               4.1(s)       Suppliers and Clients

                               4.1(t)       Conflicts of Interest

                               4.1(v)       Absence of Certain Changes

                               4.2(a)       Certificate of Incorporation and Bylaws
                                            of Acquiror and Sub

                               4.2(g)       No Violations

                               4.2(i)       Litigation

                               4.2(l)       Investment Banking Fees

                          AGREEMENT AND PLAN OF MERGER

       THIS AGREEMENT AND PLAN OF MERGER (the "Agreement"), is made and entered into as of May __, 1997, by and among PACIFIC RIM ENTERTAINMENT, INC., a Delaware corporation ("Acquiror"), PR ACQUISITION CORP., a Texas corporation and wholly-owned subsidiary of Acquiror ("Sub"), and NSE TECHNOLOGIES, INC., a Texas corporation ("NSE").

                                    RECITALS

       WHEREAS, Acquiror and NSE have determined that it is in the best interests of their respective shareholders for NSE to merge with and into Sub upon the terms and subject to the conditions set forth in this Agreement;

       WHEREAS, the respective Boards of Directors of Acquiror and NSE have each approved this Agreement and the consummation of the transactions contemplated hereby and approved the execution and delivery of this Agreement; and

       WHEREAS, for federal income tax purposes, it is intended that this merger shall qualify as a tax-free reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

       NOW, THEREFORE, in consideration of the foregoing premises and representations, warranties and agreements contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


                                    ARTICLE I
               MERGER OF SUB WITH AND INTO NSE AND RELATED MATTERS

THE MERGER.

            Upon the terms and conditions of this Agreement, at the "Effective Time" (as defined herein), NSE shall be merged with and into the Sub (the "Merger") in accordance with the provisions of the Texas Business Corporation Act (the "TBCA") and the separate corporate existence of NSE shall cease, and the Sub shall continue as the surviving corporation under the laws of the state of Texas with the corporate name "NSE TECHNOLOGIES, INC." (the "Surviving Corporation").


            The Merger shall become effective as of the filing of and receipt of a certificate of merger (the "Certificate of Merger") by the Secretary of State of Texas of articles of merger (the "Articles of Merger"), in accordance with the provisions of Article 5.04 of the TBCA, and the confirmation by the Certificate of Merger that the merger is effective as of such filing date. The Articles of Merger shall be filed by the appropriate parties thereto as soon as practicable after satisfaction or waiver of all conditions to the Merger. The date and time when the Merger shall become effective is referred to herein as the "Effective Time."


            At the Effective Time:


                  the Sub shall continue its existence under the laws of the State of Texas as the Surviving Corporation;


                  the separate corporate existence of NSE shall cease;


                  all rights, title and interests to all assets, whether tangible or intangible and any property or property rights owned by NSE shall be allocated to and vested in the Surviving Corporation without reversion or impairment, without further act or deed, and without any transfer or assignment having occurred, but subject to any existing liens or other encumbrances thereon, and all liabilities and obligations of NSE shall be allocated to the Surviving Corporation which shall be the primary obligor therefor and, except as otherwise provided by law or contract, no other party to the Merger, other than the Surviving Corporation, shall be liable therefor;


                  the Articles of Incorporation of the Sub as in effect immediately prior to the consummation of the Merger, other than the name of the Sub which shall be changed to "NSE TECHNOLOGIES, INC." in connection with the Merger, shall be the Articles of Incorporation of the Surviving Corporation, until thereafter amended as provided by law and such Articles of Incorporation;


                  the Bylaws of the Sub, as in effect immediately prior to the consummation of the Merger, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law and such Bylaws; and


                  the officers and directors of the Acquiror shall be nominated and elected in accordance with the provisions of Sections 6.1(e) hereof.


CONVERSION OF STOCK; MERGER CONSIDERATION.

            At the Effective Time, and without any action on the part of the parties hereto, the shareholders of NSE or any other party:


            each of the shares of common stock of NSE ("NSE Common Stock") that are issued and outstanding as of the Effective Time (other than "Dissenting Shares", as defined herein) shall, by virtue of the Merger and without any action on the part of any holder thereof, be converted into and represent the right to receive, and shall be exchangeable for, one-quarter (.25) of one fully paid and non-assessable share of common stock of Acquiror ("Acquiror Common Stock"), each of which share of Acquiror Common Stock shall be free of any "Encumbrance" (as defined herein), with all transfer and stamp taxes, if any, paid thereon, and such shares shall appear immediately thereafter as issued and outstanding on the books and records of Acquiror;


            each share of preferred stock of NSE ("NSE Preferred Stock") that is issued and outstanding as of the Effective Time (other than Dissenting Shares) shall, by virtue of the Merger and without any action on the part of any holder thereof, be converted into and represent the right to receive, and shall be exchangeable for, one-quarter (.25) of one fully paid and non-assessable share of preferred stock of Acquiror ("Acquiror Preferred Stock"), each of which share of Acquiror Preferred Stock shall be free of any Encumbrance, with all transfer and stamp taxes, if any, paid thereon, and such shares shall appear immediately thereafter as issued and outstanding on the books and records of Acquiror;


            each share of capital stock of NSE held in treasury as of the Effective Time shall, by virtue of the Merger, be canceled without payment of any consideration therefor and without any conversion thereof;


            each share of common stock of the Sub that is issued and outstanding as of the Effective Time shall continue to represent one share of common stock of the Surviving Corporation after the

Merger, which shares shall thereafter constitute all of the issued and outstanding shares of capital stock of the Surviving Corporation;


            Acquiror shall pay all charges and expenses, including those of any exchange agent and the National Association of Securities Dealers, Inc., if any, in connection with the issuance or exchange of the shares of Acquiror Common Stock for NSE Common Stock and Acquiror Preferred Stock for NSE Preferred Stock;


            From and after the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of shares of NSE capital stock (or any warrants or other rights to acquire any of the same) that were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates for shares of NSE capital stock (or any warrants or other rights to acquire any of the same) that were outstanding immediately prior to the Effective Time and represented to the Surviving Corporation, they shall be canceled and exchanged for the consideration to be received therefor in connection with the Merger as provided in this Agreement; and


            No fractional shares of Acquiror Common Stock or Acquiror Preferred Stock shall be issued in the Merger, and each holder of NSE Common Stock and NSE Preferred Stock entitled to receive as part of the Merger Consideration fractional shares shall receive that number of shares of NSE Common Stock or NSE Preferred Stock rounded to the nearest whole number.


ADDITIONAL RIGHTS; TAKING OF NECESSARY ACTION; FURTHER ACTION.

            Each of Acquiror, Sub and NSE, respectively, shall use its best efforts to take all such action as may be necessary and appropriate to effect the Merger under the TBCA as promptly as possible, including, without limitation, the filing of the Articles of Merger consistent with the terms of this Agreement. If at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest in the Surviving Corporation full right, title and possession to all assets, property, rights, privileges, powers and franchises of either Sub or NSE, the officers of such corporations are fully authorized in the name of their corporations or otherwise, and notwithstanding the Merger, to take, and shall take, all lawful and necessary action.


DISSENTING SHARES.

            Notwithstanding anything in this Agreement to the contrary, none of the shares of NSE capital stock that are outstanding immediately prior to the Effective Time and that are held by shareholders of NSE who shall have, prior to the NSE shareholder meeting at which a vote is to be taken with respect to a proposal to approve this Agreement, exercise his right to dissent to such proposed action in accordance with Article 5.12 of the TBCA (each such shareholder being referred to herein as a "Dissenting Shareholder" and the shares of NSE capital stock of such shareholder being referred to as "Dissenting Shares"), shall be converted into the right to receive, or be exchangeable for, shares of Acquiror Common Stock (with respect to Dissenting Shares of NSE Common Stock) or shares of Acquiror Preferred Stock (with respect to Dissenting Shares of NSE Preferred Stock), but instead, each such Dissenting Shareholder shall be entitled to the consideration applicable under Articles 5.12 and 5.13 of the TBCA.

NO FURTHER RIGHTS OR TRANSFERS.

            At and after the Effective Time, the shares of capital stock of NSE outstanding immediately prior to the Effective Time shall cease to provide the holders thereof any rights as a shareholder of NSE or the Surviving Corporation, except for the right to surrender the certificate or certificates representing such shares and to receive the consideration to be received in the Merger as provided in this Agreement.



                                   ARTICLE II
                                   THE CLOSING

CLOSING DATE.

            Subject to satisfaction or waiver of all conditions precedent set forth in Section 6 of this Agreement, the closing of the Merger (the "Closing") shall take place (a) at the offices of NSE, 1221 McKinney, Suite 1950, Houston, Texas 77010, at 10:00 a.m., local time, on the date which is the first business day after the Articles of Merger are filed by the appropriate parties, or (b) at such other time and place and on such other date as Acquiror, the Sub and NSE shall agree. The date of the Closing is referred to herein as the "Closing Date."


CLOSING TRANSACTIONS.

            At the Closing:


            each of the holders of NSE Common Stock (other than Dissenting Shareholders) shall surrender and deliver to the Sub as the Surviving Corporation the certificate or certificates representing all of such shares of NSE Common Stock; and each of the holders of NSE Preferred Stock (other than Dissenting Shareholders) shall surrender and deliver to the Sub as the Surviving Corporation the certificate or certificates representing all of such shares of NSE Preferred Stock.


            each of the holders of NSE Common Stock or NSE Preferred Stock (other than Dissenting Shareholders) shall, to the extent necessary to comply with applicable federal and state securities laws (including, if applicable, Rule 145 promulgated under the Securities Act of 1933, as amended), execute and deliver at the Closing a copy of a Shareholder Representation Letter in a form to be mutually agreed by the parties at that time and attached to this Agreement as Exhibit 2.2(b) ("Shareholder Letter");


            Any outstanding shareholder agreements relating to NSE capital stock other than as contemplated by Section 6.2(g) shall have been terminated and evidence of such termination satisfactory to Acquiror shall have been delivered to Acquiror;


            Acquiror shall deliver or shall cause to be delivered (i) to each of the holders of NSE Common Stock (other than a Dissenting Shareholder) a certificate or certificates representing the number of shares of Acquiror Common Stock as such holder is entitled to receive in connection with the Merger; and (ii) to each of the holders of NSE Preferred Stock (other than a Dissenting Shareholder) a certificate or certificates representing the number of shares of Acquiror Preferred Stock as such holder is entitled to receive in connection with the Merger;


            Each of NSE and the Sub shall execute and deliver, and file or cause to be filed with the Secretary of State of Texas, the Articles of Merger, with such amendments thereto as the parties hereto shall deem mutually acceptable; and


            The Certificate of Merger shall be filed with the Secretary of State of Texas.



                                   ARTICLE III
                            CERTAIN CORPORATE ACTION

NSE SPECIAL SHAREHOLDER MEETING.

            NSE, acting through its Board of Directors, shall, in accordance with applicable Texas law, its Articles of Incorporation and Bylaws:


            duly call, give notice of, convene and hold a special meeting (the "Special Meeting") of its shareholders as soon as practicable, but in no event later than thirty (30) days, following the date of this Agreement for the purpose of considering and approving this Agreement (which shall constitute the plan of merger under the TBCA with respect to the Merger) and at which each of NSE's directors shall vote all shares of NSE owned by him or her in favor of the Merger and in opposition to all other contrary proposals; and


            subject to its fiduciary duties to its shareholders under applicable law as advised by counsel, include in a proxy statement for, or any information statement with respect to, the Special Meeting the unanimous recommendation of its board of directors that this Agreement be approved by the shareholders of NSE.


ACQUIROR SPECIAL SHAREHOLDER MEETING.

            Acquiror, acting through its Board of Directors, shall, in accordance with applicable Delaware law, its Certificate of Incorporation and
Bylaws:


            duly call, give notice of, convene and hold a special meeting of its shareholders as soon as practicable, but in no event later than thirty (30) days following the date the "Registration Statement" (as defined hereafter at Section 5.2) is declared effective by the Securities and Exchange Commission (the "Commission"), for the purpose of considering and approving this Agreement (which shall constitute the plan of merger under the Delaware General Corporation Law ("DGCL") with respect to the Merger); and


            subject to its fiduciary duties to its shareholders under applicable law as advised by counsel, include in a proxy statement for, or any information statement with respect to, the meeting the unanimous recommendation of its board of directors that this Agreement be approved by the shareholders of Acquiror.



                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

REPRESENTATIONS AND WARRANTIES OF NSE.

            As a material inducement to Acquiror and Sub to execute this Agreement and consummate the Merger and other transactions contemplated hereby, NSE hereby makes the following representations and warranties to Acquiror and Sub. For purposes of the representations and warranties set forth in 4.1 below, NSE shall be deemed to make the following representations and warranties with respect to NSE and each of its Subsidiaries (as defined herein) both individually and in the aggregate (and the term "NSE" shall mean NSE and each of its Subsidiaries); provided, however, that, unless expressly stated to the contrary, the term Material Adverse Effect as used in Section 4.1 shall apply on the basis of NSE and its Subsidiaries taken as a whole.


            CORPORATE EXISTENCE AND POWER.


                  NSE is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to have any of the foregoing would not have a Material Adverse Effect. NSE is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. True, correct and complete copies of the Articles of Incorporation and Bylaws of NSE as amended to date are attached hereto as Schedule 4.1(a) and are made a part hereof.


                  Except as set forth on Schedule 4.1(a), NSE does not have any subsidiary and does not have any interest in a corporation, partnership, joint venture or other business association or entity (all of such subsidiaries set forth on Schedule 4.1(a) hereinafter being individually, a "Subsidiary" and collectively, "Subsidiaries"). Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to have any of the foregoing would not have a Material Adverse Effect. Each Subsidiary is qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. Copies of the charter documents and by-laws of each Subsidiary are accurate and complete and are attached hereto as part of Schedule 4.1(a) and are made a part hereof. Except as set forth on Schedule 4.1(a), NSE is, directly or indirectly, the record and beneficial owner of all of the outstanding shares of capital stock of each Subsidiary, and there are no irrevocable proxies with respect to such shares owned by NSE. No equity securities of any Subsidiary are or may become required to be issued by reason of any options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock of any Subsidiary, and there are no contracts, commitments, understandings or arrangements by which any Subsidiary is bound to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock or securities convertible into or exchangeable for such shares. All of the shares of the Subsidiaries owned by NSE are validly issued, fully paid and non-assessable and are owned by NSE free and clear of any Encumbrance.


            CORPORATE AUTHORIZATION. The execution, delivery and performance by NSE of the Agreement and the consummation by NSE of the transactions contemplated hereby are within NSE's corporate powers and, except for any required approval by NSE's shareholders in connection with the consummation of the Merger, have been duly authorized by all necessary corporate action. The Agreement constitutes a valid and binding agreement of NSE, enforceable in accordance with its terms. As of the Effective Time all corporate action on the part of NSE required under applicable law in order to consummate the Merger will have occurred.


            NO CONTRAVENTION. The execution and delivery of the Agreement does not, and the consummation of the transactions contemplated thereby will not: (i) conflict with or result in any violation of any provision of the Articles of Incorporation or Bylaws of NSE or (ii) conflict with or result in any violation or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of a right or obligation or to loss or a benefit under, or any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, incense, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to NSE or its properties or assets, or result in the creation or imposition of any mortgage, lien, pledge, charge or security interest of any kind ("Encumbrance") on any asset of NSE, except, only as to clause (ii) above, such as is not reasonably likely to have a Material Adverse Effect or prevent NSE from consummating the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by or with respect to NSE in connection with the execution and delivery of this Agreement by NSE or the consummation by NSE of the transactions contemplated hereby, except the filing of the Certificate of Merger with the Secretary of State of Texas.


            CAPITALIZATION. The authorized capital stock of the NSE consists solely of 10,000,000 shares of common stock, par value $.01 per share ("NSE Common Stock"), and 1,000,000 shares of preferred stock, par value $.01 per share ("NSE Preferred Stock"). There are currently outstanding (i) 4,290,000 shares (and 1,130,000 treasury shares) of NSE Common Stock, (ii) no shares of NSE Preferred Stock and (iii) 432,310 NSE Options. The outstanding shares of capital stock of NSE have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights. Except as set forth in this Section 4.1(d), there are outstanding (A) no shares of capital stock or other voting securities of NSE, (B ) no securities of NSE convertible into or exchangeable for shares of capital stock or voting securities of NSE and (C) no options, warrants or other rights to acquire from NSE, and no obligation of NSE to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of NSE, and there are no agreements or commitments to do any of the foregoing. There are no voting trusts or voting agreements applicable to any capital stock of NSE or its Subsidiaries.


            FINANCIAL STATEMENTS. Attached as Schedule 4.1(e) are copies of the following unaudited financial statements of NSE and accompanying notes, which were compiled by Hein & Associates and which have previously been delivered to Acquiror on or before the date hereof: Balance Sheet and Income Statement of NSE at and for the year ended December 31, 1996, and the Balance Sheet and Income Statement of NSE at and for the period ended March 31, 1997 (the March 31,1997 Balance Sheet is hereinafter called the "Warranted Balance Sheet"). Such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods reported upon and fairly present in all material respects the financial position of NSE as of the date thereof and the results of operations for the periods then ended (subject to normal year-end adjustments). Audited financial statements for such periods in compliance with Regulation S-X promulgated under the Securities Exchange Act of 1934, accompanied by an audit report, shall be delivered to Acquiror as soon as practicable following the date hereof (which delivery shall be a condition precedent to Acquiror's obligations set forth in Section 5.2 hereof), and which shall contain no material adjustments, either in amount or effect, to the financial statements delivered herewith.


            REAL PROPERTIES.


                  NSE currently leases real property at those locations identified on Schedule 4.1(f)(i) hereto pursuant to the true, correct and complete copies of the lease agreements attached to Schedule 4.1(f)(i). NSE owns or leases no other real estate. None of the leasehold interests held by NSE is subject to any Encumbrance, except (a) liens for ad valorem taxes not yet due or being contested in good faith; and (b) contractual or statutory mechanics or materialmen's liens or other statutory or common law Encumbrances relating to obligations of NSE that are not delinquent or are being contested in good faith. There are no Encumbrances which materially interfere with the present use of such leasehold interests.


                  Except as described on Schedule 4.1(f)(ii) hereto, NSE has not received any written notice from any governmental entity having jurisdiction over NSE or over any of the real property leased by NSE of any violation by NSE of any law, regulation or ordinance relating to zoning, environmental matters, local building or fire codes or similar matters relating to any of the real property leased by NSE or of any condemnation or eminent domain proceeding.


                  Except such as has not had and is not reasonably likely to have a Material Adverse Effect, all of the buildings leased by NSE and all plumbing, HVAC, electrical, mechanical and similar systems are in good repair and adequate for their current use, ordinary wear and tear excepted.


                  NSE is not a party to any lease, sublease, lease assignment or other agreement for the use or occupancy of any of the leasehold premises wherein NSE is the landlord, sub-landlord or assignor, whether by name, as successor-in-interest or otherwise. There are no outstanding agreements with any party to acquire the leasehold premises or any portion thereof or any interest therein.

                  All certificates of occupancy and all other licenses, permits, authorizations, consents, certificates and approvals required by all governmental authorities having jurisdiction over the leasehold premises occupied by NSE have been issued, are fully paid for and are in full force and effect, will survive the Effective Time and will not be invalidated, violated or otherwise adversely affected by the Merger or the other transactions contemplated by this Agreement.


            NO CONTINGENT LIABILITIES. Except as set forth in the financial statements referred to in Section 4.1(e) above, at the Effective Time, NSE shall have no liabilities, whether related to tax or non-tax matters, known or unknown, due or not yet due, liquidated or unliquidated, fixed or contingent, determined or determinable in amount or otherwise and, to the knowledge of NSE after due inquiry, there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, except as and to the extent reflected on: (i) the Warranted Balance Sheet; (ii) this Agreement or any Schedule or Exhibit hereto; or (iii) liabilities incurred since the date of the Warranted Balance Sheet solely in the ordinary course of business and as accurately reflected on the books and records of NSE; provided, however, that no liability shall be incurred from and after the date hereof which is in contravention of any negative covenant contained herein and applicable to NSE.


            LITIGATION. Except as described on Schedule 4.1(h) hereto there is no action, suit, investigation or proceeding (or, to the knowledge of NSE, any basis therefor) pending against, or to the knowledge of NSE threatened, against or affecting NSE or any of its properties before any court or arbitrator or any governmental body, agency or official that (i) if adversely determined against NSE, would have a Material Adverse Effect or (ii) in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Merger or any of the other transactions contemplated by the Agreement.


            TAXES. NSE has timely filed all tax returns required to be filed by it, or will timely file when due all tax returns required to be filed by it between the date hereof and the Effective Time, except NSE has requested an extension for filing for the period ended December 31, 1996. NSE has paid in a timely fashion or will pay when due in a timely fashion, all taxes required to be paid in respect of the periods covered by such returns, and the books and the financial statements of NSE reflect, or will reflect, adequate reserves for all taxes payable by NSE which have been, or will be, accrued but are not yet due. NSE is not delinquent in the payment of any material tax, assessment or governmental charge. No deficiencies for any taxes have been proposed, asserted or assessed against NSE, NSE is not aware of any facts which would constitute the basis for the proposal or assertion of any such deficiency and there is no action, suit, proceeding, audit or claim now pending, or to NSE's knowledge, threatened against NSE. All taxes which NSE is required by law to withhold and collect have been duly withheld and collected, and have been timely paid over to the proper authorities to the extent due and payable. For the purposes of this Agreement, the term "tax" shall include all federal state, local and foreign income, property, sales, excise and other taxes of any nature whatsoever. Neither NSE nor any member of any affiliated or combined group of which NSE is or has been a member has granted any extension or waiver of the limitation period applicable to any tax returns. There are no Encumbrances for taxes upon the assets of NSE, except Encumbrances for current taxes not yet due. There are no tax sharing or tax allocation agreements to which NSE is now or ever has been a party. NSE will not be required under Section 481(c) of the Internal Revenue Code of 1986, as amended (the "Code"), to include any material adjustment in taxable income for any period subsequent to the Merger. NSE (A) has not been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was NSE) and (b) has no liability for the taxes of any person (other than NSE) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.


            ERISA.


                  Schedule 4.1(j)(i) identifies each "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is subject to any provision of ERISA, and either (i) is maintained, administered or contributed to by NSE or any affiliate (as defined below), (ii) covers any employee or former employee of NSE or any affiliate or (iii) under which NSE or any affiliate has any liability. Copies of such plans and, if applicable, related trust agreements) and all amendments thereto and any written interpretations thereof have been furnished to Acquiror, together, if applicable, with (x) the most recent annual reports (Form 5500 including, if applicable, Schedule B thereto) prepared in connection with any such plan and (y) the most recent actuarial valuation report prepared in connection with any such plan. Such plans are referred to collectively herein as the "Employee Plans." Any Form 5500 for any plan year of any Employee Plan that has not been filed, but for which the filing date has passed on the date of this Agreement, shall be filed prior to the date of the Merger. For purposes of this Section, "affiliate" of any Person means any other Person which, together with such Person, would be treated as a single employer for any purpose under Section 414 of the Code.


                  Schedule 4.1(j)(ii) identifies all Employee Plans to which NSE currently has any obligation to contribute. NSE is not a party to any multiemployer plan as defined in Section 4001(a) (3) of ERISA ("Multiemployer Plans"), and neither NSE nor any affiliate has any outstanding liability to contribute to any Multiemployer Plan, for delinquent contributions or for withdrawal liability pursuant to Section 4201 of ERISA.


                  There are no Employee Plans that are intended to be qualified plans under Section 401(a) of the Code, except as may have been shown and identified as such on the list referred to in subparagraphs (i) or (ii) above. Each Employee Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Plan, other than any failure to comply that is not reasonably likely to have a Material Adverse Effect.


                  Schedule 4.1(j)(iv) identifies each material employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or benefits that is not an Employee Plan and (A) is entered into, maintained or contributed to, as the case may be by NSE or any of its affiliates or (B) covers any employee or former employee of NSE or any of its affiliates or (C) under which NSE or any affiliate has liability. Such contracts, plans and arrangements as are described above, copies of all of which have been furnished previously to Acquiror, are referred to collectively herein as the "Benefit Arrangements." Each Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Benefit Arrangement other than any failure to comply that is not reasonably likely to have a Material Adverse Effect.


                  Neither NSE nor any affiliate has or maintains and has maintained any Employee Plan or Benefit Arrangement providing post-retirement health or medical benefits in respect of any active or former employee of NSE or any affiliate or former affiliate, except as may be required pursuant to the provisions of COBRA.


                  NSE is not a party to or subject to any union contract or any express employment contract (other than as set forth on Schedule 4.1(j)(iv) hereto) or arrangement providing for annual future compensation to any officer, consultant, director or employee in excess of $100,000.


            INSURANCE COVERAGE. NSE maintains insurance covering its assets, business, equipment, properties, operations, employees, officers and directors with such coverage, in such amounts, and with such deductibles and premiums as are consistent with insurance coverage provided for other companies of comparable size and in comparable industries. All of such policies are in full force and effect and all premiums payable have been paid in full and NSE is in full compliance with the terms and conditions of such policies. NSE has not received any notice from any issuer of such policies of its intention to cancel or refusal to renew any policy issued by it or of its intention to renew any such policy based on a material increase in premium rates other than in the ordinary course of business. None of such policies are subject to cancellation by virtue of the Merger or the consummation of the other transactions contemplated by this Agreement. There is no claim by NSE pending under any of such policies as to which coverage has been questioned or denied.


            COMPLIANCE WITH LAWS. To the best of the knowledge of NSE, NSE is not in violation of, and has not violated, any applicable provisions of any laws, statues, ordinances or regulations, other than as would not be reasonably likely to have a Material Adverse Effect or constitute a felony. To the best of the knowledge of NSE, no such laws, statutes, ordinances or regulations require or are reasonably expected to require capital expenditures by NSE that are reasonably likely to have a Material Adverse Effect. Without limiting the generality of the foregoing, NSE has all licenses, permits, certificates and authorizations needed or required for the conduct of NSE's business as presently conducted and for the use of its properties and premises occupied by it, except where the failure to obtain a license, permit, certificate or authorization would not have a Material Adverse Effect.


            INVESTMENT BANKING FEES. Except as disclosed on Schedule 4.1(m), there is no investment banker, broker, finder or other similar intermediary which has been retained by, or is authorized by, NSE to act on its behalf who might be entitled to any fee or commission from NSE, Acquiror or the Sub or any of their respective affiliates upon consummation of the transactions contemplated by this Agreement.


            PERSONAL PROPERTY. NSE has good and valid title to all of its personal property, tangible and intangible, reflected on the Warranted Balance Sheet and to all other personal property owned by it, free and clear of any Encumbrance. NSE is the owner of all of its personal property now located in or upon its leased premises and of all personal property which is used in the operation of its business. All such equipment, furniture and fixtures and other tangible personal property are in good operating condition and repair and do not require any repairs other than normal routine maintenance to maintain such property in good operating condition and repair. All inventory as reflected on the Warranted Balance Sheet is useable in the ordinary course of business free from material defects. Set forth on Schedule 4.1(n) is a list of all motor vehicles identified by year, make and vehicle identification number, owned or leased by NSE.


            INTELLECTUAL PROPERTY; INTANGIBLE PROPERTY. The corporate names of NSE and its Subsidiaries and the trade names and trademarks listed on Schedule 4.1(o) are the only names and trademarks which are used by NSE in the operation of its business (the "Names and Trademarks"). Since its incorporation, NSE has not done business and has not been known by any other name other than by its Names and Trademarks. NSE owns and has the exclusive right to use all intellectual property presently in use by it and necessary for the operation of its business as now being conducted, which intellectual property includes, but is not limited to, patents, trademarks, trade names, service marks, copyrights, trade secrets, customer lists, inventions, formulas, methods, processes and other proprietary information. There are no outstanding licenses or consents granting third parties the right to use any intellectual property owned by NSE. No royalties or fees are payable by NSE to any third party by reason of the use of any of its intellectual property. Set forth on Schedule 4.1(o) is a description of all computer software used by NSE in the operation of its business, other than software which is readily available in a retail purchase pursuant to a "shrink wrap" license. Except as set forth on such Schedule, NSE has sole title and sole right to use the software and all applicable source codes relating to the software, and no party is entitled to use, whether by license, agreement or otherwise, such software or any source codes in any business related to NSE's business. NSE has received no notice of any adversely held patent, invention, trade mark, copyright, service mark or trade name of any person, or any claims of any other person relating to any of the intellectual property subject hereto, and to the knowledge of NSE, there is no reasonable basis for any such charge or claim. There is no presently known threatened use or encroachment of any such intellectual property.


            ACCOUNTS RECEIVABLE. Each of the accounts receivable of NSE referred to on the Warranted Balance Sheet constitutes a valid claim in the full amount thereof against the debtor charged therewith on the books of NSE to which each such account is payable and has been acquired in the ordinary course of business. Each account receivable is fully collectible to the extent of the face value thereof (less the amount of the allowance for the doubtful accounts reflected on the Warranted Balance Sheet) no later than ninety (90) days after such account receivable is due. To NSE's knowledge, no account debtor has any valid setoff, deduction or defense with respect thereto, and no account debtor has asserted any such setoff, deduction or defense. Schedule 4.1(p) sets forth the account receivables which arise pursuant to an agreement with the United States Government or any agency or instrumentality thereof.


            CONTRACTS, LEASES, AGREEMENTS AND OTHER COMMITMENTS. NSE is not a party to or bound by any oral, written or implied contracts, agreements, leases, powers of attorney, guaranties, surety arrangements or other commitments excluding equipment and furniture leases entered into in the ordinary course of business (which do not exceed $100,000 in liabilities or commitments in the aggregate), except for the following (which are hereinafter collectively called the "Corporation Agreements"):

                  The leases and agreements described on Schedules 4.1(f), 4.1(j)(i) and (ii) and 4.1(r)(i);


                  Agreements involving a maximum possible liability or obligation on the part of NSE of less than Twenty-Five Thousand Dollars ($25,000) separately or less than One Hundred Thousand Dollars ($100,000) in the aggregate; and


                  The agreements listed on Schedule 4.1(q).


      The Corporation Agreements constitute all of the agreements and instruments which are necessary and desirable to operate the business as currently conducted by NSE. True, correct and complete copies of each Corporation Agreement described and listed under subsections 4.1(q)(i) and 4.1(q)(iii) have been made available to Acquiror within ten (10) business days prior to the date hereof. The term "Corporation Agreement" excludes purchase orders entered into in the ordinary course for personalty or inventory which may be returned to the vendor without penalty. All of the Corporation Agreements are valid, binding and enforceable against the respective parties thereto in accordance with their respective terms. Following the Merger, the Surviving Corporation shall become entitled to all rights of NSE under such of the Corporation Agreements as if the Surviving Corporation were the original party to such Corporation Agreements. All parties to all of the Corporation Agreements have performed all obligations required to be performed to date under such Corporation Agreements, and no party is in default or in arrears under the terms thereof, and no condition exists or event has occurred which, with the giving of notice or lapse of time or both, would constitute a default thereunder. The consummation of this Agreement and the Merger will not result in an impairment or termination of any of the rights of NSE under any Corporation Agreement. None of the terms or provisions of any Corporation Agreement materially adversely affects the business, prospects, financial condition or results of operations of NSE.


            LABOR RELATIONS; EMPLOYEES.


                  Set forth on Schedule 4.1(r)(i) is a list of:


                        (A) All collective bargaining agreements and other agreements requiring arbitration of employment disputes, and any written amendments thereto, as well as all arbitration awards decided under any such agreements, and all oral assurances or modifications, past practices, and/or arrangements made in relation thereto, to which NSE is a party or by which it is bound; and


                        (B) All employment agreements, and all severance agreements which have not been fully performed, to NSE is party or by which it is bound.


                  Set forth on Schedule 4.1(r)(ii) is a list of all key management employees of NSE, broken down by location, together with their rate of compensation and title.

                  NSE has delivered to Acquiror at least ten (10) business days prior to the date hereof or such shorter period as has been agreed to by Acquiror, true and correct copies of all of the documents referred to on
Schedule 4.1(r)(i) hereof and all of the personnel policies, employee and/or supervisor handbooks, procedures and forms of employment applications relating to the employees of NSE.


                  There is no union representing or purporting to represent any of the employees of NSE, and NSE is not subject to or currently negotiating any collective bargaining agreements with any union representing or purporting to represent the employees of any of the foregoing.


                  Except as set forth on Schedule 4.1(r)(v) :


                        (A) There are no strikes, slow downs or other work stoppages, grievance proceedings, arbitrations, labor disputes or representation questions pending or, to the best knowledge of NSE, threatened;


                        (B) NSE has complied in all material respects with all laws relating to labor, employment and employment practices, including without limitation, any provisions thereof relating to wages, hours and other terms of employment, collective bargaining, nondiscrimination and the payment of social security, unemployment compensation and similar taxes, and NSE is not (1) liable for any arrearages of wages or any taxes or penalties for failure to comply with any of the foregoing or (2) delinquent in the payment of any severance, salary, bonus, commission or other direct or indirect compensation for services performed by any employee to the date hereof, or any amount required to be reimbursed to any employee or former employee; and


                        (C)   There are no charges, suits, actions,
administrative proceedings, investigations and/or claims pending or, to the knowledge of NSE, threatened against any NSE, whether domestic or foreign, before any court, governmental agency, department, board or instrumentality, or before any arbitrator (collectively "Actions"), concerning or in any way relating to the employees or employment practices of NSE, including, without limitation, Actions involving unfair labor practices, wrongful discharge and/or any other restrictions on the right of NSE to terminate its respective employees, employment discrimination, occupational safety and health, and workers' compensation.


                  There are no express or implied agreements, policies, practices, or procedures, whether written or oral, pursuant to which any employee of NSE is not terminable at will and except as required by law, no employee is entitled to any benefit or to participate in any employee benefit plan of NSE following such termination of employment.


                  NSE is not a party to any oral or written (A) agreement with any executive officer or other key employee of NSE (1) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving NSE of the nature of the transactions contemplated by this Agreement, (2) providing any term of employment or compensation guarantee extending for a period longer than one year, or (3) providing severance benefits or other benefits after the termination of employment of such executive officer or key employee regardless of the reason for such termination of employment; or (B) agreement or plan which will remain in effect after the Closing, including, without limitation, any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.


                  NSE has not taken any action which requires or, taken together with the transactions contemplated hereby, would require the giving of any notice under the Worker Adjustment Retraining and Notification Act or any comparable state or local law or regulation.


            SUPPLIERS AND CLIENTS. Except as set forth on Schedule 4.1(s), the relationship of NSE with its suppliers and clients are good commercial working relationships and no supplier or client of NSE has canceled, curtailed or otherwise terminated or, to the knowledge of NSE, threatened to cancel or otherwise terminate, his or its relationship with NSE. NSE has no knowledge, or reason to believe, that the Merger or any other transaction contemplated hereby would adversely affect any such supplier or client relationship.


            CONFLICTING INTERESTS. Except as set forth on Schedule 4.1(t), no director, officer, employee or stockholder of NSE, and no relative or affiliate of any of the foregoing (i) sells or purchases goods or services from NSE or has any pecuniary interest in any supplier or client of any of the foregoing or in any other business enterprise with which NSE conducts business or with which any of the foregoing is in competition, or (ii) is indebted to NSE except for money borrowed and as set forth on the Warranted Balance Sheet.


            ENVIRONMENTAL PROTECTION. NSE has not been notified by any governmental authority, agency or third party, and NSE has no knowledge, of any violation by NSE of any Environmental Statute (as defined below). All registrations by NSE with, licenses from or permits issued by governmental agencies pursuant to environmental, health and safety laws are in full force and effect. The term "Environmental Statutes" means all statutes, ordinances, regulations, orders and requirements of common law concerning discharges to the air, soil, surface water or groundwater and concerning the storage, treatment or disposal of any waste or hazardous substance. To NSE's knowledge, there is no hazardous substance at any premises currently or previously occupied by NSE. NSE has not received any notice or any request for information, notice of claim, demand or other notification that it may be potentially responsible with respect to any investigation or clean-up of any threatened or actual release of hazardous substances. To the knowledge of NSE, all hazardous wastes and substances have been stored, treated, disposed of and transported in conformance with all requirements applicable to such hazardous substances and wastes.


            ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as and to the extent set forth on the Warranted Balance Sheet or on Schedule 4.1(v), there has not been (i) any material adverse change in the business, assets, properties, results of operations, financial condition or prospects of NSE; (ii) any entry by NSE into any material commitment or transaction which is not in the ordinary course of business; (iii) any change by NSE in accounting principles or methods except insofar as may be required by a change in generally accepted accounting principles; (iv) any declaration, payment or setting aside for payment of any dividends or other distributions (whether in cash, stock or property) in respect of capital stock of NSE or any Subsidiary, or any direct or indirect redemption, purchase or any other type of acquisition by NSE of any shares of its capital stock or any other securities for an aggregate sum not in excess of $5,000; (v) any agreement by NSE, whether in writing or otherwise, to take any action which, if taken prior to the date of this Agreement, would have made any representation or warranty in this Section 4.1 untrue or incorrect; (vi) any acquisition of the assets of NSE, other than in the ordinary course of business and consistent with past practice and not in excess of $5,000 in the aggregate; or (vii) any execution of any agreement with any executive officer of NSE providing for his or her employment, or any increase in the compensation or in severance or termination benefits payable or to become payable by NSE to its officers or key employees, or any material increase in benefits under any collective bargaining agreement or in benefits under any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, insurance or other plan or arrangement or understanding (whether or not legally binding) providing benefits to any present or former employee of NSE. Since the date of the Warranted Balance Sheet, there has not been and, to the knowledge of NSE, there is not threatened, any material adverse change in financial condition, business, results of operations or prospects of the business or any material physical damage or loss to any of the properties or assets of the business or to the premises occupied in connection with the business, whether or not such loss is covered by insurance.


            STATEMENTS AND OTHER DOCUMENTS NOT MISLEADING. Neither this Agreement, including all exhibits and schedules and other closing documents, nor any other financial statement, document or other instrument heretofore or hereafter furnished by NSE to Acquiror or Sub in connection with the Merger or the other transactions contemplated hereby, or any information furnished by NSE for inclusion in the Registration Statement contains or will contain any untrue statement of any material fact or omit or will omit to state any material fact required to be stated in order to make such statement, information, document or other instruments, in light of the circumstances in which they are made, not misleading. There is no fact known to NSE which may have a Material Adverse Effect on the business, prospects, financial condition or results of operations of NSE or of any of its properties or assets which has not been set forth in this Agreement as an exhibit or schedule hereto.


REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND THE SUB.

            As a material inducement to NSE to execute this Agreement and to consummate the Merger and the other transactions contemplated hereby, Acquiror and Sub covenant and agree to make the following representations and warranties to NSE at the Effective Time: Material Adverse Effect as used herein shall be deemed to apply to Acquiror and its Subsidiaries taken as a whole.


            CORPORATE EXISTENCE AND POWER. Acquiror is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and the Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas. Each of Acquiror and the Sub has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to have any of the foregoing would not have a Material Adverse Effect. Each of Acquiror and the Sub is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. Acquiror owns all of the issued and outstanding shares of capital stock of the Sub, and there are no other rights or obligations of Acquiror or the Sub to issue any other shares of capital stock of the Sub. The Sub has conducted no business activity other than in connection with the transactions contemplated by this Agreement. True, complete and correct copies of the Articles of Incorporation and Bylaws of Acquiror as amended to date are attached hereto as Schedule 4.2(a) and are made a part hereof.


            CORPORATE AUTHORIZATION. The execution, delivery and performance by each of Acquiror and the Sub of the Agreement and the consummation by each of them of the transactions contemplated hereby are within such organization's corporate powers and, except for any required approval by the Sub's shareholder and the Acquiror's shareholders in connection with the consummation of the Merger, have been duly authorized by all necessary corporate action. The Agreement constitutes a valid and binding agreement of each of Acquiror and the Sub, enforceable in accordance with its terms. As of the Effective Time all corporate action on the part of Acquiror and the Sub required under applicable law in order to consummate the Merger will have occurred.


            NO CONTRAVENTION. The execution and delivery of the Agreement does not, and the consummation of the transactions contemplated thereby will not (i) conflict with or result in any violation of any provision of the Articles of Incorporation or Bylaws of Acquiror or Sub or (ii) conflict with or result in any violation or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of an right or obligation or to loss or a benefit under, any provision of the charter or Bylaws of Acquiror or the Sub or any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, incense, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Acquiror or its properties or assets. or result in the creation or imposition of any Encumbrance on any asset of Acquiror, except, only as to clause (ii) above, such as is not reasonably likely to have a Material Adverse Effect or prevent Acquiror or Sub from consummating the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by or with respect to Acquiror or the Sub in connection with the execution and delivery of this Agreement by either of them or the consummation by either of them of the transactions contemplated hereby, except the filing of the Certificate of Merger with the Secretary of State of Texas and the filing with the Commission of the Registration Statement and its declaration of effectiveness by the Commission..

            CAPITALIZATION.


                  At the Effective Date, the authorized capital stock of the Acquiror shall consist solely of shares of common stock, par value $.___ per share ("Acquiror Common Stock"), of which no more than 1,400,000 shares of Acquiror Common Stock will be outstanding as of the Effective Date except as permitted by Section 5. All outstanding shares of capital stock of Acquiror have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights, and upon the issuance of the shares of Acquiror Common Stock and Acquiror Preferred Stock to be issued in the Merger, such shares will be duly authorized, validly issued, fully paid and nonassessable shares of Acquiror Common Stock and Acquiror Preferred Stock, respectively. Except as set forth in this Section 4.2(d) and except for the shares of Acquiror Common Stock and Acquiror Preferred Stock to be issued in connection with the Merger and the transactions relating thereto or permitted hereby, including the options to be granted to Michael McClere, there will be outstanding (A) no shares of capital stock or other voting securities of Acquiror, (B) no securities of Acquiror convertible into or exchangeable for shares of capital stock or voting securities of Acquiror and (C) no options, warrants or other rights to acquire from Acquiror, and no obligation of Acquiror to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Acquiror (the items in clauses (i) and (ii) being referred to collectively as the "Acquiror Securities") and there are no agreements or commitments, to do any of the foregoing. There are no outstanding obligations of Acquiror to repurchase or redeem any Acquiror Securities.


                  Acquiror has a sufficient number of its authorized but unissued shares of Acquiror Common Stock and Acquiror Preferred Stock to permit it to issue the number of shares of Acquiror Common Stock and Acquiror Preferred Stock due in connection with the Merger and the related transactions, as well as all of Acquiror's other obligations to issue shares of Acquiror Common Stock upon exercise of any option, warrant or other right to acquire the same.


            SEC FILINGS.


                  As of the Effective Time, Acquiror shall have filed all of its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and, to the knowledge of Acquiror, Current Reports on Form 8-K required pursuant to the Securities Exchange Act of 1934 and will have made available to NSE (i) Acquiror's Annual Reports on Form 10-K for its fiscal years ended December 31, 1994 through December 31, 1996, (ii) its Quarterly Reports on Form 10-Q for its fiscal quarters ended during 1994 through 1996, as well as March 31, 1997, (iii) its proxy or information statements relating to meetings of, or actions taken without a meeting by the stockholders of Acquiror held since 1994 and (iv) all of its other reports, statements, schedules and registration statements filed with the Securities and Exchange Commission since 1993, other than pre-effective amendments to such registration statements. The documents referred to in the preceding sentence are sometimes referred to herein as the "SEC Documents."


                  As of its filing date, to the knowledge of Acquiror, each such SEC Document did not intentionally contain any untrue statement of a material fact or intentionally omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.


            FINANCIAL STATEMENTS. The financial statements contained within the SEC Documents fairly present in all material respects the results of operations, retained earnings and changes in financial position, as the case may be, of the Acquiror at and for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material to the Acquiror, taken as a whole, in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein. The books and records, financial and other, of the Acquiror are, to the knowledge of the Acquiror, in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.


            NO VIOLATIONS. Except as described on Schedule 4.2(g) hereto, neither Acquiror or any of its subsidiaries has received any written notice from any governmental entity having jurisdiction over it or over any of the real property leased by it of any violation by Acquiror or any of its subsidiaries of any law, regulation or ordinance relating to zoning, environmental matters, local building or fire codes or similar matters relating to any of the real property leased by Acquiror or any of its subsidiaries.


            NO CONTINGENT LIABILITIES. Except as set forth in the financial statements referred to in Section 4.2(f) above, at the Effective Time, Acquiror and each of its subsidiaries shall have no liabilities, whether related to tax or non-tax matters, known or unknown, due or not yet due, liquidated or unliquidated, fixed or contingent, determined or determinable in amount or otherwise and, to the knowledge of Acquiror after due inquiry, there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability except as and to the extent reflected on:
(i) the SEC Documents; (ii) this Agreement or any Schedule or Exhibit thereto; or (iii) liabilities incurred since the date of the most recent SEC Document solely in the ordinary course of business (or in connection with the transactions contemplated hereby) and as accurately reflected on the books and records of Acquiror; provided however, that no liability shall be incurred from and after the date hereof which is in contravention of any negative covenant contained herein and applicable to Acquiror.


            LITIGATION. Except as set forth in any of the SEC Documents or
Schedule 4.2(i), there is no action, suit, investigation or proceeding (or, to the knowledge of Acquiror, any basis therefor) pending against, or to the knowledge of Acquiror threatened, against or affecting Acquiror, any of its subsidiaries or any of their properties before any court or arbitrator or any governmental body, agency or official that (i) if adversely determined against Acquiror, would have a Material Adverse Effect on Acquiror and its subsidiaries, taken as a whole, or (ii) in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Merger or any of the other transactions contemplated by the Agreement.


            TAXES. Acquiror and each of its subsidiaries have timely filed all tax returns required to be filed by them, or will timely file when due all tax returns required to be filed by them between the date hereof and the Effective Time. Acquiror and each of its subsidiaries have paid in a timely fashion or will pay when due in a timely fashion, all taxes required to be paid in respect of the periods covered by such returns, and the books and the financial statements of Acquiror and each of its subsidiaries reflect, or will reflect, adequate reserves for all taxes payable by Acquiror and each of its subsidiaries which have been, or will be, accrued but are not yet due. Acquiror and each of its subsidiaries are not delinquent in the payment of any material tax, assessment or governmental charge. No deficiencies for any taxes have been proposed, asserted or assessed against Acquiror and each of its subsidiaries, Acquiror and each of its subsidiaries are not aware of any facts which would constitute the basis for the proposal or assertion of any such deficiency and there is no action, suit, proceeding, audit or claim now pending, or to Acquiror's knowledge, threatened against Acquiror and each of its subsidiaries. All taxes which Acquiror and each of its subsidiaries are required by law to withhold and collect have been duly withheld and collected, and have been timely paid over to the proper authorities to the extent due and payable. For the purposes of this Agreement, the term "tax" shall include all federal state, local and foreign income, property, sales, excise and other taxes of any nature whatsoever. Neither Acquiror or any of its subsidiaries nor any member of any affiliated or combined group of which Acquiror is or has been a member has granted any extension or waiver of the limitation period applicable to any tax returns. There are no Encumbrances for taxes upon the assets of Acquiror or any of its subsidiaries, except Encumbrances for current taxes not yet due. There are no tax sharing or tax allocation agreements to which Acquiror or any of its subsidiaries is now or ever has been a party. Acquiror will not be required under Section 481(c) of the Internal Revenue Code of 1986, as amended (the "Code"), to include any material adjustment in taxable income for any period subsequent to the Merger. None of Acquiror or its subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was Acquiror or a subsidiary of Acquiror) and (b) has no liability for the taxes of any person (other than Acquiror or any of its subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.


            COMPLIANCE WITH LAWS. To the best knowledge of Acquiror and Sub, neither Acquiror nor any of its subsidiaries is in violation of, and has not violated, any applicable provisions of any laws, statutes, ordinances or regulations, other than as would not be reasonably likely to have a Material Adverse Effect on Acquiror and its subsidiaries, taken as a whole, or constitute a felony. No such laws, statutes, ordinances or regulations require or are reasonably expected to require capital expenditures that are reasonably likely to have a Material Adverse Effect on Acquiror and its subsidiaries, taken as a whole. Without limiting the generality of the foregoing, Acquiror and Sub have all licenses, permits, certificates and authorizations needed or required for the conduct of Acquiror's or Sub's business as presently conducted and for the use of its properties and premises occupied by it, except where the failure to obtain a license, permit, certificate or authorization would not have a Material Adverse Effect.


            INVESTMENT BANKING FEES. Except as disclosed on Schedule 4.2(l), there is no investment banker, broker, finder or other similar intermediary which has been retained by, or is authorized by, either Acquiror or the Sub to act on its behalf who might be entitled to any fee or commission from NSE, Acquiror or the Sub or any of their respective affiliates upon consummation of the transactions contemplated by this Agreement.


            STATEMENTS AND OTHER DOCUMENTS NOT MISLEADING. Neither this Agreement, including all exhibits and schedules and other closing documents, nor any other financial statement, document or other instrument heretofore or hereafter furnished by Acquiror or Sub to NSE in connection with the Merger or the other transactions contemplated hereby, or any information furnished by Acquiror and Sub taken as a whole for inclusion in the Registration Statement contains or will contain any untrue statement of any material fact or omit or will omit to state any material fact required to be stated in order to make such statement, information, document or other instruments, in light of the circumstances in which they are made, not misleading. There is no fact known to Acquiror and Sub taken as a whole which may have a Material Adverse Effect on the business, prospects, financial condition or results of operations of Acquiror and Sub taken as a whole or of any of its properties or assets which has not been set forth in this Agreement as an exhibit or schedule hereto.

                                    ARTICLE V
                            AGREEMENTS OF THE PARTIES

FINANCING TRANSACTIONS.

            Acquiror shall provide a loan to NSE in the principal amount of $400,000 within two (2) days from the date of this Agreement pursuant to the terms and provisions of a Loan Agreement, Secured Promissory Note, Security Agreement and Guaranty (collectively, the "Loan Documents"), the forms of which are attached hereto as Exhibit "5.1(a)."


            If the Closing shall not have occurred within ninety (90) days from the date of this Agreement, then Acquiror shall provide to NSE, within twenty-five (25) days thereafter an additional loan of $400,000 subject to the same terms and provisions of the Loan Documents.


            Commencing as promptly as practicable after the date of this Agreement, NSE shall prepare whatever documents are necessary in order to commence a private placement of a minimum of $1.5 million of newly issued shares of NSE Preferred Stock upon terms and conditions mutually acceptable to the parties and in accordance with Rule 506 of Regulation D. Acquiror shall, after having reviewed such documents to its satisfaction (but without expressing any opinion or making any representation or warranty as to the truth, completeness or accuracy of any information contained therein (other than as provided by Acquiror in writing expressly for inclusion therein) or as to the compliance of such documents with applicable law) assist NSE in identifying "accredited investors" (as the term is described within Rule 501 of Regulation D) in accordance with the methods of sale permitted in Rule 506 of Regulation D. NSE shall be obligated to make all necessary filings required to be made to qualify the offer and sale of the NSE Preferred Stock with all applicable federal and state law.


            Commencing as promptly as practicable after the date of this Agreement, NSE shall agree to sell in a private placement transaction to solely accredited investors in accordance with Rule 506 of Regulation D, a private placement of 4,800,000 shares of NSE Common Stock in consideration for subscriptions receivable for an aggregate amount of $600,000 due and payable to NSE upon the earlier of: (i) six (6) months from the date thereof; or (ii) the Closing Date; provided, however, that in the event that for whatever reason the Merger is not completed before the due date of such subscriptions receivable, NSE shall have the right to: (x) extend the due date thereof until the Closing Date; or (y) terminate the subscriptions receivable and rescind the placement transaction so that the holders of the subscriptions receivable shall no longer have the right to subscribe for NSE Common Stock; provided, however, that the termination of this offering shall not affect NSE's obligations to consummate the Merger and any other transactions contemplated hereby. NSE shall be obligated to make all necessary filings required to be made to qualify the offer and sale of the NSE Common Stock with all applicable federal and state law.


REGISTRATION STATEMENT.

            As promptly as practicable after the execution of this Agreement, and subject to NSE's compliance with Section 4.1(e), Acquiror shall prepare and file with the Commission, under the

Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended, and shall use its best efforts to have declared effective by the Commission, a Registration Statement on Form S-4 pursuant to which Acquiror shall cause the registration of the shares of Acquiror Common Stock to be issued in the Merger (the "Registration Statement"), and which shall include the proxy statement and form of proxy with respect to the meeting of Acquiror's shareholders referred to in Section 3.2 hereof (the "Proxy Statement"). Upon effectiveness of the Registration Statement, Acquiror shall promptly mail to its shareholders the definitive Proxy Statement and form of proxy. Acquiror shall notify NSE promptly of the receipt of any comments from the Commission and of any requests by the Commission for amendments or supplements to the Registration Statement, and will supply NSE and its counsel with copies of any and all correspondence between Acquiror and its representatives, on the one hand, and the Commission or members of its staff on the other hand with respect to the Registration Statement. Acquiror shall provide NSE and its counsel with a copy of the Registration Statement with respect to which NSE provided information for inclusion therein prior to the date the Registration Statement or any amendment thereto is first mailed or otherwise filed with the Commission. NSE shall furnish to Acquiror all information as Acquiror shall reasonably request in connection with the filing of the Registration Statement, and the information to be provided by NSE as aforesaid shall be true and correct in all material respects and shall not omit to state any material fact required to be stated therein or necessary in order to make such information not false or misleading. NSE agrees to correct, as promptly as practicable, and, in any event, prior to the date of the meeting of Acquiror's shareholders, any information provided by it for use in the Registration Statement which may have become false or misleading. In the event prior to the meeting of shareholders of Acquiror and prior to the Effective Time, any event shall occur relating to NSE or its officers or directors which should be described in any amendment or supplement to the Registration Statement, NSE shall promptly inform Acquiror and shall furnish to Acquiror all necessary information with respect thereto. In such case, Acquiror shall prepare, file and clear with the Commission or mail or cause to be mailed to its shareholders such amendment or supplement to the proxy statement included within Registration Statement.


ISSUANCE OF SECURITIES OF NSE.

            Between the date hereof and the Effective Time, NSE contemplates that it will issue the following securities all in a manner in compliance with its Articles of Incorporation, By-Laws and the TBCA and in compliance with applicable federal and state securities laws:


                  Additional shares of NSE Common Stock to its existing shareholders (and upon the exercise of outstanding options referred to at subsection (b) hereof) so that upon the Effective Time such existing shareholders shall beneficially own no more than 5,000,000 shares of NSE Common Stock;


                  2,600,000 shares of NSE Common Stock to American Maple Leaf Financial Corporation in consideration for its providing financial consulting services to NSE, which shall be issued only upon completion of the Financing Transactions identified within Section 5.1 hereof;


                  NSE Preferred Stock pursuant to Section 5.1(c) hereof; and

                  NSE Common Stock pursuant to Section 5.1(d) hereof.


            Prior to the Effective Time, NSE shall cause each holder of a then outstanding option, warrant, or other convertible security (other than NSE Preferred Stock) to purchase shares of NSE capital stock to receive notice of the proposed Merger, and NSE shall take whatever other action as may be necessary to cancel such options and warrants on or prior to the Effective Time. At the Effective Time, any such options, warrants and other convertible securities with respect to which the holder thereof has not consented to cancellation or has not otherwise exercised to purchase shares of NSE capital stock will be canceled. Immediately following the Effective Time, each employee stock option, stock bonus, stock award plan or stock appreciation right of NSE or any of its Subsidiaries (as defined herein) which provides for the issuance of NSE shares of capital stock or Subsidiary shares of capital stock shall be terminated, and no further stock awards, stock bonuses, stock options or stock appreciation rights shall be granted thereunder subsequent to the Effective Time.


CAPITALIZATION OF ACQUIROR.

            Commencing as promptly as practicable after the date of this Agreement, Acquiror shall undertake all reasonable measures to reorganize its outstanding indebtedness and capitalization so that as of the Effective Time Acquiror shall have no more than 1,400,000 shares of Acquiror Common Stock issued and outstanding and shall have satisfied all of its outstanding indebtedness other than as permitted by Section 5.4 hereof. Notwithstanding the foregoing, Acquiror reserves the right to have outstanding as of the Effective Time more than 1,400,000 shares of Acquiror Common Stock, provided, however, that the shares of Acquiror Common Stock to be distributed in this Merger are increased proportionately so as to retain the same relative percentage interests in Acquiror as originally contemplated in this Agreement.


            Acquiror shall prepare and deliver to NSE a balance sheet dated within ten (10) or fewer days prior to the Effective Time (the "Closing Balance Sheet"). The Closing Balance Sheet shall fairly present in all material respects the financial position of Acquiror as of the date thereof and shall reflect that as of such date the Acquiror shall have a positive net worth , as determined by taking into consideration only those assets consisting of cash, cash equivalents, liquid assets and marketable securities.


DISCLOSURE DOCUMENTS.

            Each of Acquiror and the Sub shall supply to NSE the necessary information in writing, or cause the necessary information to be supplied in writing, relating to Acquiror and the Sub for inclusion in any document(s) to be prepared in connection with any of the financing transactions identified within
Section 5.1 hereof and in any documents to be delivered by NSE to its shareholders in connection with the Merger and the shareholder vote with respect to this Agreement as contemplated by Section 3.1.


            NSE shall supply to Acquiror the necessary information in writing, or cause the necessary information to be supplied in writing, relating to NSE for inclusion in the Registration Statement to be filed with the Commission in connection with the transactions contemplated by this

Agreement and any documents to be delivered by Acquiror to its shareholders in connection with the special meeting to be convened to approve the transactions contemplated by this Agreement.


ACCESS TO INFORMATION.

            At all times prior to the Effective Time or the earlier termination of this Agreement in accordance with the provisions of Section 7, and in each case subject to Section 5.7 below each of the parties hereto shall provide to the other parties (and the other parties' authorized representatives) full access during normal business hours and upon reasonable prior notice to the premises, properties, books, records, assets, liabilities, operations, contracts, personnel, financial information and other data and information of or relating to such party (including without limitation all written proprietary and trade secret information and documents, and other written information and documents relating to intellectual property rights and matters), and will cooperate with the other party in conducting its due diligence investigation of such party.


CONFIDENTIALITY; NO SOLICITATION.

            CONFIDENTIALITY OF ACQUIROR-RELATED INFORMATION. With respect to information concerning Acquiror or the Sub that is made available to NSE pursuant to the provisions of Sections 5.5 and 5.6, NSE agrees that it shall hold such information in strict confidence, shall not use such information except for the sole purpose of evaluating the Merger and related transactions and shall not disseminate or disclose any of such information other than to it directors, officers, employees, shareholders, affiliates, agents and representatives who need to know such information for the sole purpose of evaluating the Merger and the related transactions (each of whom shall be informed in writing by NSE of the confidential nature of such information and directed by NSE in writing to treat such information confidentially). If this Agreement is terminated pursuant to the provisions of Section 7, NSE shall immediately return all such information, all copies thereof and all information, all copies thereof and all information prepared by NSE based upon the same, upon Acquiror's request; provided, however, that one copy of all such material may be retained by NSE's outside legal counsel for purposes only of resolving any disputes under this Agreement. The above limitations on use, dissemination and disclosure shall not apply to information that (i) is learned by NSE from a third party entitled to disclose it; (ii) become known publicly other than through NSE or any party who received the same through NSE provided that NSE has no knowledge that the disclosing party was subject to an obligation of confidentiality; (iii) is required by law or court order to be disclosed by NSE; or (iv) is disclosed with the express prior written consent thereto of Acquiror. NSE shall undertake all necessary steps to ensure that the secrecy and confidentiality of such information will be maintained in accordance with the provisions of this paragraph (a). Notwithstanding any thing contained herein to the contrary, in the event a party is required by court order or subpoena to disclose information which is otherwise deemed to be confidential or subject to the confidentiality obligations hereunder, prior to such disclosure, the disclosing party shall: (i) promptly notify the non-disclosing party and, if having received a court order or subpoena, deliver a copy of the same to the non-disclosing party; (ii) cooperate with the non-disclosing party, at the expense of the non-disclosing party, in obtaining a protective or similar order with respect to such information; and (iii) provide only such of the confidential information as the disclosing party is advised by its counsel is necessary to strictly comply with such court order or subpoena.

            CONFIDENTIALITY OF NSE-RELATED INFORMATION. With respect to information concerning NSE that is made available to Acquiror or the Sub pursuant to the provisions of Sections 5.5 and 5.6, Acquiror and the Sub jointly and severally agree that they shall hold such information in strict confidence, shall not use such information except for the sole purpose of evaluating the Merger and the related transactions and shall not disseminate or disclose any of such information other than to their directors, officers, employees, shareholders, affiliates, agents and representatives who need to know such information for the sole purpose of evaluating the Merger and the related transactions (each of whom shall be informed in writing by Acquiror or the Sub, as appropriate, of the confidential nature of such information and directed by such party in writing to treat such information confidentially). If this Agreement is terminated pursuant to the provisions of Section 7, Acquiror and the Sub jointly and severally agree to return immediately all such information, all copies thereof and all information prepared by either of them based upon the same, upon NSE's request; provided, however, that one copy of all such material may be retained by Acquiror's outside legal counsel for purposes only of resolving any disputes under this Agreement. The above limitations on use, dissemination and disclosure shall not apply to information that (i) is learned by Acquiror or the Sub from a third party entitled to disclose it; (ii) becomes known publicly other than through Acquiror or the Sub or any party who received the same through either of them provided that Acquiror or Sub has no knowledge that the disclosing party was subject to an obligation of confidentiality; (iii) is required by law or court order to be disclosed by Acquiror or the Sub; or
(iv) is disclosed with the express prior written consent thereto of NSE. Acquiror and the Sub jointly and severally agree to undertake all necessary steps to ensure that the secrecy and confidentiality of such information will be maintained in accordance with the Provisions of this paragraph (b). Notwithstanding any thing contained herein to the contrary, in the event a party is required by court order or subpoena to disclose information which is otherwise deemed to be confidential or subject to the confidentiality obligations hereunder, prior to such disclosure, the disclosing party shall: (i) promptly notify the non-disclosing party and, if having received a court order or subpoena, deliver a copy of the same to the non-disclosing party; (ii) cooperate with the non-disclosing party, at the expense of the non-disclosing party, in obtaining a protective or similar order with respect to such information; and (iii) provide only such of the confidential information as the disclosing party is advised by its counsel is necessary to strictly comply with such court order or subpoena.


            NONDISCLOSURE. Neither Acquiror, the Sub or NSE shall disclose to the public or to any third party the existence of this Agreement or the transactions contemplated hereby or any other material non-public information concerning or relating to the other party hereto, other than with the express prior written consent of the other party hereto, except as may be required by law or court order or to enforce the rights of such disclosing party under this Agreement, in which event the contents of any proposed disclosure shall be discussed with the other party before release; provided, however, that notwithstanding anything to the contrary contained in this Agreement, any party hereto may disclose this Agreement to any of its directors, officers, employees, shareholders, affiliates, agents and representative who need to know such information for the sole purpose of evaluating the Merger, and to any party whose consent is required in connection with the Merger or this Agreement. The parties anticipate issuing a mutually acceptable, joint press release announcing the execution of this Agreement and the consummation of the Merger.


            NO SOLICITATION. NSE will not, directly or indirectly, through any officer, director, agent or otherwise: (i) solicit, initiate or encourage the submission of inquiries, proposals or offers from any person or entity relating to any acquisition or purchase of assets of or any equity interest in NSE or any Subsidiary or any tender offer (including a self-tender offer), exchange offer, merger, consolidation, business combination, sale of a substantial amount of assets or sale of securities, liquidation, dissolution or similar transaction involving NSE or its Subsidiaries (a "Transaction Proposal"); (b) enter into or participate in any discussions or negotiations regarding a Transaction Proposal, or furnish to any other person or entity any information with respect to the business, properties or assets of NSE or its Subsidiaries in connection with a Transaction Proposal; or (c) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage any effort or attempt by any other person to do or seek a Transaction Proposal. NSE shall promptly notify Acquiror if any such proposal or offer, or any inquiry or contact with any person or entity with respect thereto is made.


INTERIM OPERATIONS.

            During the period from the date of this Agreement and continuing until the Effective Time:


            INTERIM OPERATIONS OF NSE. NSE agrees (except as expressly contemplated by this Agreement, including any Exhibits and Schedules hereto, or to the extent that Acquiror shall otherwise consent in writing) that as to NSE and each of its Subsidiaries:


                  Ordinary Course. NSE shall carry and shall cause each of its Subsidiaries carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use all reasonable efforts to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it;


                  Dividends; Changes in Stock. NSE shall not and shall not propose to, nor cause its Subsidiaries to or propose to (a) declare, set aside or pay any dividend, on, or make other distributions in respect of, any of its capital stock, (b) split, combine or reclassify any of its capital stock or issue, authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock (c) redeem, repurchase or otherwise acquire any shares of its capital stock or (d) otherwise change its capitalization.


                  Issuance of Securities. Except as contemplated by this Agreement, NSE shall not and shall cause its Subsidiaries not to sell, issue, pledge, authorize or propose the sale or issuance of, pledge or purchase or propose the purchase of, any shares of its capital stock of any class or securities convertible into, or rights, warrants or options to acquire, any such shares or other convertible securities (other than the issuance of shares of NSE Common Stock upon the exercise or conversion, if any, of currently outstanding NSE stock options).


                  Governing Documents. Neither NSE nor its Subsidiaries shall amend its certificate of incorporation or its Bylaws.

                  No Dispositions. NSE shall not and shall cause its Subsidiaries not to sell, lease, pledge, encumber or otherwise dispose of or agree to sell, lease, pledge, encumber or otherwise dispose of, any of its assets that are material or any other assets except in the ordinary course of business consistent with prior practice.


                  Indebtedness. NSE shall not and shall cause its Subsidiaries not to incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of NSE or a Subsidiary or guarantee any debt securities of others other than in the ordinary course of business consistent with prior practice provided that in no event shall either incur or otherwise guaranty any indebtedness in any aggregate amount in excess of $50,000.


                  Benefit Plans; Etc. NSE shall not and shall cause its Subsidiaries not to adopt or amend in any material respect any collective bargaining agreement or Employee Benefit Plan (as defined herein).


                  Executive Compensation. NSE shall not and shall cause its Subsidiaries not to grant to any executive officer any increase in compensation or in severance or termination pay, or enter into any employment agreement with any executive officer.


                  Acquisitions. NSE and its Subsidiaries shall not acquire (by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or subdivision thereof, or make any investment by either purchase of stock or securities, contributions to capital (other than by NSE to the Subsidiaries), property transfer or, except in the ordinary course of business, purchase of any property or assets, of any other individual or entity;


                  Tax Elections. NSE and its Subsidiaries shall not make any material tax election or settle or compromise any material federal, state, local or foreign tax liability;


                  Waivers and Releases. NSE and its Subsidiaries shall not waive, release, grant or transfer any rights of material value or modify or change in any material respect any Corporation Agreement other than in the ordinary course of business and consistent with past practice.


                  Other Actions. NSE shall not and shall cause its Subsidiaries not to enter into any agreement or arrangement to do any of the foregoing. NSE and its Subsidiaries shall not take any action, or fail to take any action, that is reasonably likely to result in any of the representations and warranties of NSE set forth in this Agreement becoming untrue in any material respect.


            INTERIM OPERATIONS OF ACQUIROR AND SUB. Acquiror and Sub jointly and severally agree (except as expressly contemplated by this Agreement, including any Exhibits and Schedules hereto, or to the extent that NSE shall otherwise consent in writing or to the extent required to permit Acquiror to meet its obligations under Section 5.1(b)) that:


                  Ordinary Course. Acquiror shall carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use all reasonable efforts to preserve intact its present business organization (provided that such obligation shall not relate to the officers and employees of Acquiror or any of its subsidiaries including the Sub) and preserve its relationships with customers, suppliers and others having business dealings with it. The Sub shall conduct no business activity other than in connection with the transactions contemplated by this Agreement in connection with the Merger.


                  Dividends; Changes in Stock. Neither Acquiror nor the Sub shall (and shall not propose to) (a) declare or pay any dividend, on, or make other distributions in respect of, any of its capital stock, (b) split, combine or reclassify any of its capital stock or issue, authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (c) repurchase or otherwise acquire any shares of its capital stock or (d) otherwise change its capitalization.


                  Issuance of Securities. Neither Acquiror nor the Sub shall sell, issue, pledge, authorize or propose the sale or issuance of, pledge or purchase or propose the purchase of, any shares of its capital stock of any class or securities convertible into, or rights, warrants or options to acquire, any such shares or other convertible securities, (other than the issuance of shares of NSE Common Stock upon the exercise or conversion, if any, of currently outstanding NSE options or warrants).


                  No Dispositions. Acquiror shall not sell, lease, pledge, encumber or otherwise dispose of, or agree to sell, lease, pledge, encumber or otherwise dispose of, any of its assets that are material, or any other assets except in the ordinary course of business consistent with prior practice.


                  Indebtedness. Neither Acquiror nor the Sub shall incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others other than in the ordinary course of business consistent with prior practice.


                  Benefit Plans, Etc. Neither Acquiror nor the Sub shall adopt or amend in any material respect any collective bargaining agreement or Employee Benefit Plan (as defined herein).


                  Executive Compensation. Neither Acquiror nor the Sub shall grant to any executive officer any increase in compensation, or enter into any employment agreement with any executive officer, other than any of the same the material terms of which have been disclosed to NSE on or before the date hereof.


                  Other Actions. Neither Acquiror nor the Sub shall enter into any agreement or arrangement to do any of the foregoing. Neither Acquiror nor the Sub shall take any action, or fail to take any action, that is reasonably likely to result in any of their representations and warranties set forth in this Agreement becoming untrue in any material respect.


CONSENTS.

            Acquiror, the Sub and NSE shall cooperate and use their best efforts to obtain, prior to the Closing Date, all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts as are necessary for the consummation of the transactions contemplated by this Agreement; provided, however, that no loan agreement or contract for borrowed monies shall be repaid and no contract shall be amended materially to increase the amount payable thereunder or otherwise to be materially more burdensome in order to obtain any such consent, approval or authorization without first obtaining the written approval of the other parties hereto.


FILINGS.

            Acquiror, the Sub and NSE shall, as promptly as practicable, make any required filing, and any other required submissions, under any law, statute, order rule or regulation with respect to the Merger and the related transactions and shall cooperate with each other with respect to the foregoing.


ALL REASONABLE EFFORTS.

            Subject to the terms and conditions of this Agreement and to the fiduciary duties and obligations of the boards of directors of the parties hereto to their respective shareholders, as advised by their counsel,, each of the parties to this Agreement shall use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, or to remove any injunctions or other impediments or delays, legal or otherwise, as soon as reasonable practicable, to consummate the Merger and the other transactions contemplated by this Agreement.


PUBLIC ANNOUNCEMENTS.

            Acquiror, the Sub and NSE shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger, this agreement or the other transactions contemplated by this Agreement and shall not issue any other press release or make any other public statement without prior consultation with the other parties, except as may be required by law or, with respect to Acquiror, by obligations pursuant to any listing agreement with an national securities exchange.


NOTIFICATION OF CERTAIN MATTERS.

            NSE shall give prompt notice to Acquiror, and Acquiror and the Sub shall give prompt notice to NSE, of (a) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which would cause any of its representations or warranties in this Agreement to be untrue or inaccurate in any material respect, as to NSE, at or prior to the Effective Time, and, as to Acquiror and Sub, at the Effective Time and (b) any material failure of NSE, on the one hand, or Acquiror or the Sub, on the other hand, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available to the party receiving such notice under this Agreement as expressly provided in this Agreement.

EXPENSES.

            Except as otherwise expressly provided herein, all costs and expenses incurred in connection with the Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Merger is consummated.


DELIVERY OF PROXY BY NSE OFFICERS AND DIRECTORS.

            Each of the directors of NSE shall deliver to Acquiror or to Acquiror's duly authorized representative a proxy which shall entitle Acquiror or its duly authorized representative to vote the shares of NSE capital stock owned by such director at the NSE shareholders meeting referred to in Section
3.1 herein, in favor of the Merger Agreement and in opposition to any other Transaction Proposal, and which proxy shall be in form and substance reasonably acceptable to the parties hereto.


REVERSE STOCK SPLIT.

            Promptly following the date of this Agreement, Acquiror shall take such action as shall be necessary and appropriate to obtain the approval of its stockholders to an amendment to Acquiror's Certificate of Incorporation to authorize a reverse stock split the intent of which is to substantially correct in all material respects the invalidity of the prior reverse stock splits to which reference is made in the Annual Report on Form 10-K for the fiscal year ended December 31, 1996, it being a condition to the Merger that the capitalization of Acquiror as reflected herein, and the number of kind of securities issuable in exchange for the NSE Common Stock and NSE Preferred Stock in the Merger, shall be deemed to give effect to the consummation of the reverse stock split on or prior to the Effective Time.


AUTHORIZATION OF PREFERRED STOCK BY ACQUIROR.

            Acquiror shall include in the Proxy Statement to which reference is made in Section 5.2 hereof, a proposal to amend its Certificate of Incorporation to authorize the issuance of the Acquiror Preferred Stock to be issued in exchange for the NSE Preferred Stock in the Merger.



                                   ARTICLE VI
                    CONDITIONS TO CONSUMMATION OF THE MERGER

CONDITIONS TO NSE'S OBLIGATIONS.

            The obligations of NSE to consummate the Merger and the other transactions contemplated to be consummated by it at the Closing are subject to the satisfaction (or waiver by NSE) at or prior to the Effective Time (or at such other time prior thereto as may be expressly provided in this Agreement) of each of the following conditions:

            The representations and warranties of Acquiror and the Sub set out in this Agreement shall be true and correct in all material respects at the Effective Time.


            Each of Acquiror and the Sub shall have complied in a timely manner and in all material respects with the respective covenants and agreements set out in this Agreement.


            The Registration Statement shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and remain in effect.


            The shareholders of Acquiror shall have approved the Merger in accordance with the provisions of the DGCL.


            On the Effective Time the officers and directors of Acquiror shall tender their immediate resignations from office and shall in conjunction therewith nominate to Acquiror's Board of Directors five (5) individuals consisting of three (3) directors as designated by NSE and two (2) directors as designated by Acquiror; and these designees shall be duly elected to such positions in accordance with the provisions of the DGCL. The officers of Acquiror shall be appointed by its newly elected Board of Directors provided that the Chairman shall be designated by the non-NSE designated directors with the consent of Michael McClere (as long as he is Chief Executive Officer) which consent shall not be unreasonably withheld.


            NSE shall be reasonably satisfied that the Merger results in a tax-free reorganization under the Code.


            Acquiror shall enter into an Employment Agreement with Michael McClere, substantially in accordance with the terms contained within Exhibit "6.1(g)."


            American Maple Leaf Financial Corporation shall with respect to the shares of Acquiror Common Stock beneficially owned by it, provide an irrevocable voting proxy over such shares to Michael McClere for a period of three (3) years.


            All director, shareholder, lender, lessor and other parties' consents and approvals, as well as all filings with, and all necessary consents or approvals of, all federal, state and local governmental authorities and agencies, as are required under this Agreement, applicable law or any applicable contract or agreement (other than as contemplated by this Agreement) to complete the Merger shall have been secured.


            No statute, rule, regulation, executive order, decree, injunction or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental authority that prohibits or restricts the consummation of the Merger or the related transactions.

            NSE shall have approved the proposed amendment to Acquiror's Certificate of Incorporation and Bylaws pursuant to Section 6.2(k) hereof.


            NSE shall have successfully completed the financing transactions identified in Sections 5.1(c) and 5.1(d).


            In the event any condition precedent set forth in this Section 6.1 shall not have been met, the sole remedy of NSE shall be either to waive such failure and proceed to close hereunder, or to terminate this Agreement in which event neither NSE nor Acquiror shall have any claim or action against the other, except that NSE shall be entitled to exercise its right under the Promissory Note and Loan Agreement referred to herein to extend the maturity date as provided therein.


CONDITIONS TO ACQUIROR'S AND THE SUB'S OBLIGATIONS.

            The obligations of Acquiror and the Sub to consummate the Merger and the other transactions contemplated to be consummated by it at the Closing are subject to the satisfaction (or waiver by Acquiror) at or prior to the Effective Time (or at such other time prior thereto as may be expressly provided in this Agreement) of each of the following conditions:


            Holders of not more than five percent (5%) of the outstanding shares of NSE Common Stock and NSE Preferred Stock shall have filed with NSE, prior to the NSE shareholder meeting at which a vote is to be taken with respect to a proposal to approve this Agreement, a written objection to such proposed action, as required by Article 5.12A(l)(a) of the TBCA in order for such shareholder to perfect the right to dissent from such proposed action.


            NSE shall have provided to Acquiror a copy of the financial statements required for inclusion in the Registration Statement and in compliance with the requirements of Regulation S-X promulgated by the Commission under the Securities Exchange Act of 1934, as amended, together with a manually signed audit report and auditor's consent.


            The representations and warranties of NSE set out in this Agreement shall be true and correct in all material respects at and as of the Effective Time.


            Between the date hereof and the Effective Time, the NSE Options shall be exercised and the appropriate shares of NSE Common Stock shall be issued. In the event any NSE Options remain outstanding, prior to the Effective Time, then NSE shall take any and all actions necessary to cancel such NSE Options.


            NSE shall have complied in a timely manner and in all material respects with its covenants and agreements set out in this Agreement.


            All director, shareholder, lender, lessor and other parties' consents and approvals, as well as all filings with, and all necessary consents or approvals of, all federal, state and local governmental authorities and agencies, as are required under this Agreement, applicable law or any applicable contract or agreement (other than as contemplated by this Agreement) to complete the Merger shall have been secured.


            The shareholders of NSE as of the date hereof ("Historic NSE Shareholders"), who shall own 5,000,000 shares of NSE Common Stock immediately prior to the Effective Time and who shall pursuant to the Merger receive 1,250,000 shares of Acquiror Common Stock pursuant to the Merger, shall enter into a Shareholders' Agreement whereby the Historic NSE Shareholders agree that 400,000 of their shares, on a pro rata basis, will be subject to surrender and cancellation (the "Give Back Shares") in the event that the after-tax net income of Acquiror (as determined in accordance with the Company's periodic reports filed with the Commission under the Securities Exchange Act of 1934) shall not exceed the aggregate amount of $7,750,000 for the 3 year period commencing the fiscal quarter following the later of: (i) the Effective Time; or (ii) the date upon which the Acquiror's Common Stock is listed for trading on The NASDAQ SmallCap Market. The Shareholders' Agreement shall provide that the transfer agent for the Acquiror Common Stock shall issue stop transfer instructions to any share which may be subject to surrender as aforesaid and such shares will be subject to appropriate legends. Certain of the Give Back Shares may be retained by the Historic NSE Shareholders free and clear of the obligations identified above in the event that the after-tax net income of Acquiror exceeds those amounts identified below for those periods following the later of (i) the Effective Time; or (ii) the date upon which the Acquiror's Common Stock is listed for trading on The NASDAQ SmallCap Market:

       YEAR         ANNUAL AFTER TAX NET INCOME      GIVE BACK SHARES TO BE RETAINED
                    ---------------------------      -------------------------------
        1                    $  550,000                          133,334
        2                    $2,200,000                          133,333
        3                    $5,000,000                          133,333

            No statute, rule, regulation, executive order, decree, injunction or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental authority that prohibits or restricts the consummation of the Merger or the related transactions.


            Acquiror's shareholders and Board of Directors shall have approved the Merger in accordance with the DGCL and each of the other proposals set forth in the Proxy Statement which are a condition precedent to the consummation of the Merger.


            Each of the directors and officers of NSE and its Subsidiaries shall have executed a release releasing NSE, Acquiror, Sub, any Subsidiary, and the Surviving Corporation from and against any and all claims, other than those set forth in the Warranted Balance Sheet, and actions, whether arising by reason of their capacity as a shareholder of NSE or by reason as their serving as a director, officer or employee of NSE prior to the Effective Time, and which release shall be effective at the Effective Time and shall be in form and substance reasonably satisfactory to Acquiror. Nothing in the foregoing sentence shall be deemed to release NSE, Acquiror, Sub or any Subsidiary from its covenants under this Agreement or from a breach of a representation or warranty hereunder.


            On or before the Effective Time, Acquiror shall take all actions necessary to amend its Certificate of Incorporation and Bylaws as of the Effective Date in a manner mutually satisfactory to Acquiror and NSE so as to require the affirmative vote of not less than 75% of the directors of

Acquiror in order to adopt any of the following actions taken or proposed to be taken from the Effective Time through December 31, 2000: (i) any merger, consolidation, sale of all or substantially all of the assets of Acquiror, sale of all or substantially all of the equity ownership of any subsidiary of Acquiror or a similar transaction; (ii) any acquisition of the capital stock of another entity as a result of which such entity's financial results of operations are required by generally accepted accounting principles to be consolidated with the financial results of operations of Acquiror, or the acquisition of all or substantially all of the assets of another entity; (iii) any issuance by Acquiror of non-trade funded indebtedness in excess of $50,000 per issuance, $150,000 in the aggregate, or the issuance by Acquiror of capital stock for a consideration per share which is less than the fair market value of the capital stock as determined in good faith by the Board of Directors; (iv) any amendment to Acquiror's Articles of Incorporation or Bylaws; (v) the authorization by Acquiror of a class or series of capital stock having rights and preferences which are pari passu with or superior to the rights and preferences of the Acquiror Common Stock; and (vi) any increase or decrease in the number of directors serving on the Board of Directors.



                                   ARTICLE VII
                                   TERMINATION

TERMINATION.

            This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the vote of the shareholders of NSE and the shareholders of Acquiror:


            by mutual written consent of the board of directors of Acquiror, the Sub and NSE:


            by any of Acquiror, the Sub or NSE:


                  if the Effective Time shall not have occurred on or before 180 days after the date hereof; provided, however, that the right to terminate this Agreement under this Section 7.1(b)(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before that date; or


                  if any court of competent jurisdiction, or any governmental body, regulatory or administrative agency or commission having appropriate jurisdiction shall have issued an order, decree or filing or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable;


            by NSE if any of the conditions specified in Section 6.1 have not been met or waived by NSE at such time as such condition can no longer be satisfied; or


            by Acquiror if any of the conditions specified in Section 6.2 have not been met or waived by Acquiror at such time as such condition can no longer be satisfied.

NOTICE AND EFFECT OF TERMINATION.

            In the event of the termination and abandonment of this Agreement pursuant to Section 7.1, written notice thereof shall forthwith be given to the other party or parties specifying the provision pursuant to which such termination is made, and this Agreement shall forthwith become void and have no effect without any liability on the part of any party or its directors, officers or shareholders, except for the provisions of this Section 7.2 and Sections 5.7,
5.12 and 5.14, which shall survive any termination of this Agreement. Nothing contained in this Section 7.2 shall relieve any party from any liability for any breach of this Agreement provided that the sole remedy available to NSE for any breach of this Agreement by Acquiror or Sub shall be as set forth in Section 6.1 hereof.


EXTENSION; WAIVER.

            Any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of any other party under or relating to this Agreement; (b) waive any inaccuracies in the representations or warranties by any other party or (c) waive compliance with any of the agreements of any other party or with any conditions to its own obligations. Any agreement on the part of any other party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


AMENDMENT AND MODIFICATION.

            This Agreement may be amended, whether before or after the vote of the shareholders of NSE or shareholders of Acquiror, by written agreement of Acquiror, the Sub and NSE; provided, however, that after the approval, if any, of this Agreement by the shareholders of NSE, no such amendment shall reduce or change the consideration to be received by any shareholder of NSE in connection with the Merger as set out in Section 1.3 hereof or shall otherwise adversely affect the rights under this Agreement of the shareholders of NSE without the approval of such adversely affected shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of Acquiror, the Sub and NSE.



                                  ARTICLE VIII
                                  MISCELLANEOUS

SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

            The respective representations and warranties of Acquiror, the Sub and NSE shall not be deemed waived or otherwise affected by any investigation made by any party. Each representation and warranty shall expire with, and be terminated and extinguished by, the Effective Time and thereafter Acquiror, the Sub and NSE shall have no liability with respect to any such representation or warranty. The provisions of this Section shall have no effect upon any other obligation of the parties, whether to be performed before or after the Effective Time.

NOTICES.

            All notices requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given on the date if delivered personally, or upon the second business day after it shall have been deposited by certified or registered mail with postage prepaid, or sent by telex, telegram or telecopier, as follows (or at such other address or facsimile number for a party as shall be specified by like notice):


            if to NSE, to it at:                    with a copy to:

                  NSE Technologies, Inc.            Stephen M. Cohen, Esq.
                  One Houston Center                Buchanan Ingersoll, P.C.
                  1221 McKinney, Suite 1950         Eleven Penn Center, 14th Fl.
                  Houston, TX  77010                Philadelphia, PA 19103
                  Attn:  Michael McClere            Fax: (713) 623-0990
                  Fax: (281) 488-8725

            if to Acquiror or the Sub to it at:     with a copy to:

                  Pacific Rim Entertainment, Inc.   Steven N. Haas, Esq.
                  401 City Avenue; Suite 319        Cozen and O'Connor
                  Bala Cynwyd, PA  19004            The Atrium, 3rd Floor
                  Attn:  Steven Rosner              1900 Market Street
                  Fax (610) 660-5905                Philadelphia, PA 19103
                                                    Fax: (215) 665-2013

ENTIRE AGREEMENT; ASSIGNMENT.

            This Agreement, including all Exhibits and Schedules hereto, (a) constitutes the entire agreement among the parties with respect to its subject matter and supersedes all prior agreements and understandings, both written and oral, among the parties or any of them with respect to such subject matter and
(b) shall not be assigned by operation of law or otherwise, provided that, subject to any approvals required by applicable law, Acquiror or the Sub may assign its respective rights and obligations to any majority-owning or owned, direct or indirect, parent, subsidiary or subsidiaries of Acquiror, but no such assignment shall relieve Acquiror or the Sub of its obligations under this Agreement.


BINDING EFFECT; BENEFIT.

            This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and assigns. Nothing in this Agreement is intended to confer on any person other than the parties to this Agreement or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

HEADINGS.

            The descriptive headings of the sections of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.


COUNTERPARTS.

            This Agreement may be executed in two or more counterparts and delivered via facsimile, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.


GOVERNING LAW.

            This agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to the laws that might otherwise govern under principles of conflicts of laws applicable thereto.


ARBITRATION.

            If a dispute arises as to the interpretation of this Agreement, it shall be decided finally by three arbitrators in an arbitration proceeding conforming to the Rules of the American Arbitration Association applicable to commercial arbitration. The arbitrators shall be appointed as follows: one by NSE, one by the Acquiror and the third by the said two arbitrators, or, if they cannot agree, then the third arbitrator shall be appointed by the American Arbitration Association. The third arbitrator shall be chairman of the panel and shall be impartial. The arbitration shall take place in Houston, Texas. the decision of a majority of the Arbitrators shall be conclusively binding upon the parties and final, and such decision shall be enforceable as a judgment in any court of competent jurisdiction. Each party shall pay the fees and expenses of the arbitrator appointed by it, its counsel and its witnesses. The parties shall share equally the fees and expenses of the impartial arbitrator.


SEVERABILITY.

            If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.


CERTAIN DEFINITIONS.

            As used herein:

            "AFFILIATE" shall have the meanings ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended to date (the "Exchange Act");


            "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or a day on which federally chartered financial institutions are not open for business in the City of Houston, Texas;


            "KNOWLEDGE" shall mean the actual current knowledge of the executive management of the party to this Agreement to whom knowledge is ascribed together with the knowledge such executive management should reasonably be expected to have in the performance of its duties and responsibilities.


            "MATERIAL ADVERSE EFFECT" shall mean any adverse effect on the business, condition (financial or otherwise) or results of operation of the relevant party and its subsidiaries, if any, which is material to such party and its subsidiaries, if any, taken as a whole;


            "PERSON" means any individual, corporation, partnership, association, trust or other entity or organization, including a governmental or political subdivision or any agency or institution thereof; and


            "SUBSIDIARY" shall mean, when used with reference to an entity, any corporation, a majority of the outstanding voting securities of which is owned directly or indirectly, or a majority of the board of directors of which may be elected, by such entity.


            IN WITNESS WHEREOF, Acquiror, the Sub and NSE have caused this Agreement to be signed by their respective officers hereunto duly authorized, all as of the date first written above.

                                    PACIFIC RIM ENTERTAINMENT, INC.

                                    By: S/______________________________
                                        Name: __________________________
                                        Title: _________________________

                                    PR ACQUISITION CORP.

                                    By: S/______________________________
                                        Name: __________________________
                                        Title: _________________________


                                    NSE TECHNOLOGIES, INC.

                                    By: S/______________________________
                                        Name: __________________________
                                        Title: _________________________